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                                                               EXHIBIT 10A


                               SYNTEX CORPORATION

                             1984 STOCK OPTION AND
                         STOCK APPRECIATION RIGHTS PLAN
                           (AS AMENDED JULY 29, 1993)


          1.       Purpose of the Plan.  The Plan authorizes:
                   a. the grant to key employees of the Corporation or any Subsidiary of options to purchase shares of Common Stock; and
                   b.        the grant of stock appreciation rights
                   to such key employees who hold senior management positions with the Corporation.
          The objectives of such grants and awards are:
                   a. to attract and retain outstanding individuals as key employees;
                   b. to provide additional incentive to the recipients of such grants to achieve improved long-term performance;
                   c. to give such individuals a greater personal interest in the long-term success of the Corporation; and
                   d. by assisting and encouraging such individuals to become owners of Common Stock, to align their interests more closely with the interests of the Corporation's stockholders generally.

                                   Section I
                               General Provisions

          2.       Definitions.
                   a.       "Board" means the Board of Directors of the
                   Corporation.
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          b.       "Change in Control" means the acquisition by any "person" of
          "beneficial ownership", directly or indirectly, of securities of Syntex Corporation representing more than fifty percent (50%) of the combined voting power of Syntex Corporation's then outstanding securities; provided in any event that a reorganization or re-incorporation shall not be considered a "Change in Control" as long as the persons holding the right to exercise actual control of Syntex Corporation are substantially the same immediately after the re-organization or reincorporation as before the reorganization or reincorporation. "Person" and "beneficial ownership" have special meanings under Sections 13(d) and 14(d) of the United States Securi-ties Exchange Act of 1934 (the "Exchange Act") and Rule 13d-3 adopted under the Exchange Act, and those meanings are incorporated into this Plan.
          c. "Code" means United States Internal Revenue Code of 1986, as amended from time to time, and any successor legislation thereto.
          d. "Committee" means the committee appointed from time to time by the Board to administer the Plan.
          e.       "Common Stock" means Common Stock of the Corporation.
          f.       "Corporation" means Syntex Corporation.
          g. "Fair Market Value" means, with respect to Common Stock: (1) for purposes of determining such value on the date of grant of an option or SAR, the mean between the high and low sell-ing prices of the Common Stock as reported on the consolidated trans-action reporting system of the principal national securities exchange upon which the Common Stock is listed, on such date, or, if no sale of the Common Stock was made on such exchange on such date, then on the next preceding day on which such a sale was made; and (2) for purposes of determining such value on the date of a Grantee's exer-cise of an SAR, the average of the mean between the high and low selling prices of the Common Stock, as reported on the consolidated transaction reporting system of the principal national securities ex-change upon which the Common Stock is listed, on each of the business days on which a sale of the Common Stock was made on such exchange and which fall within the period beginning on the third business day following the release of the statements of the Corpora-tion's quarterly or annual financial results and ending on the twelfth business day following such date. If no such sale was made on any business day within such a period, "Fair Market Value" shall be the mean between the high and low selling prices of the Common Stock on the day next preceding the beginning of such period and on which a sale of the Common Stock was made on such exchange.
          h. "Grantee" means a key employee of the Corporation or any Subsidiary who has been granted an SAR.
          i.       "Plan" means the Syntex Corporation 1984 Stock Option and





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          Stock Appreciation Rights Plan as set forth herein, and as the same may be amended from time to time.
          j. "SAR" means the right to receive an amount, payable as provided in paragraph 24, equal to the excess of the Fair Market Value of one share of Common Stock on the date of the Grantee's exercise of such right over the Fair Market Value of such a share on the date of grant of such right.
          k. "Subsidiary" means any of the Corporation's present or future subsidiaries which is a "subsidiary corporation" as defined in Section 425(f) of the Code.
          3. Administration. The Plan shall be administered by the Committee and shall consist of not less than three of the then members of the Board. No member of the Committee shall be eligible to participate in the Plan. The Corporation shall effect the grant of options and SARs under the Plan in accordance with determinations made by the Committee pursuant to the provisions of the Plan and by execution of instruments in writing in form approved by the Committee. The Committee shall select one of its members as its Chairman and shall hold its meetings at such times and places as it shall deem advisable. A majority of its members shall constitute a quorum and all determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by a majority of the members shall be fully as effective as if made by a majority vote at a meeting duly called and held. The Committee may appoint a Secretary, shall keep minutes of its meetings and shall have full power to make and amend such rules and regulations for the conduct of its business and for the administration of the Plan as it shall deem appropriate. The interpretation and construction by the Committee of any provision of the Plan and of the options and SARs granted thereunder shall, unless otherwise determined by the Board, be final and conclusive on all persons having any interest thereunder.
          4. Shares and SARs Subject to Plan. Subject to adjustment under the provisions of paragraph 6 hereof, the number of shares of the Corporation's Common Stock of the par value of $1.00 per share





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which may be issued and sold under the Plan will not exceed the number of shares that were subject to options granted under the Plan on or before July 31, 1993, and an additional 6,500,000 shares, together with any shares authorized for issuance under the Corporation's Call-to- Action Incentive Plan that are not subject to options as of July 31, 1995, or that are subject to options as of July 31, 1995, that terminate or expire without being wholly exercised, to the extent of the number of shares to which such termination or expiration relates. Such shares may be either authorized and unissued shares or shares issued and thereafter acquired by the Corporation, and such shares will not be offered to the Corporation's stockholders prior to their issuance under the Plan. If options granted under the Plan after July 31, 1993, shall terminate or expire without being wholly exercised, or shall be surrendered pursuant to paragraph 16(e) upon the exercise of SARs, new options may be granted under the Plan covering the number of shares to which such termination, expiration or surrender relates; provided, however, that no new options may be granted with respect to shares subject to options granted under the Plan on or before July 31, 1993 that shall terminate or expire without being wholly exercised, or that shall be surrendered pursuant to paragraph 16(e) upon the exercise of SARs. The Corporation shall not, upon the exercise of any option, be required to issue or deliver any shares of stock prior to (a) the admission of such shares to listing on any stock exchange on which the Corporation's Common Stock is then listed and (b) the completion of such registration or other qualification of such shares under any state or federal law, rule or regulation as the Corporation shall determine to be necessary or advisable.
          The maximum number of SARs which may be granted under the Plan shall be 300,000; provided that, except as provided in paragraph 28 below, if SARs granted under the Plan shall terminate or expire without having been exercised, new SARs may be granted under the Plan equal to the number of SARs which have so terminated or expired.





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          5.       Registration Under the Securities Act of 1933.  The
Corporation contemplates having an effective Registration Statement under the United States Securities Act of 1933 at such time as options or SARs granted under the Plan are exercised. The Corporation will use its best efforts to keep such Registration Statement effective at all times necessary to permit the holders of options or SARs to exercise them. The Corporation will also use its best efforts to keep a Registration Statement effective, if necessary, for resales of shares received upon exercise of options or SARs, but only if such Registration Statement can be filed on Form S-8 or a similar form.
          6. Adjustments in Shares Subject to Plan. Options and SARs granted under the Plan shall contain such provisions as the Committee may determine with respect to adjustments to be made in the number of SARs, in the number and kind of shares covered by such options and in the option price, in the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering or any other change in the corporate structure or shares of the Corporation; and in the event of any such change, the maximum number of SARs which may be granted under the Plan, the aggregate number and kind of shares available under the Plan and the maximum number of shares as to which options may be granted, shall be appropriately adjusted.
          7. Period, Expiration and Termination of the Plan. Options and SARs may be granted under the Plan at any time prior to July 29, 2003, on which date the Plan will expire except as to options and SARs then outstanding thereunder, which options and SARs shall remain in effect in accordance with their respective terms until they have been exercised or have expired; provided, however, that the term of an option or SAR which is outstanding on the expiration date of the Plan may be extended after the Plan expires as provided in paragraph 16(b) hereof. The Plan may be abandoned or terminated at any time by the Corporation's Board of Directors except with respect to any options and SARs then outstanding under the Plan.
          8.       Amendment of the Plan.  The Board from time to time may





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make such changes in and additions to the Plan as it may deem proper and in the best interests of the Corporation or any Subsidiary, without action on the part of the stockholders of the Corporation, provided, however, that (subject to the provisions of paragraph 6 hereof) no such change or addition by the Board shall
(a) impair, without the consent of the optionee or Grantee, any option or SAR theretofore granted to such individual under the Plan or deprive any such individual of any shares of Common Stock which he may have acquired through or as a result of the Plan, (b) increase the total number of shares which may be purchased, or the total number of SARs which may be granted, under the Plan,
(c) change the minimum purchase price, (d) change the basis for valuation of SARs, (e) except as permitted by paragraph 16(b) hereof, extend the period during which any option or SAR may be granted or exercised, (f) withdraw the administration of the Plan from a Committee of Directors of the Corporation none of whose members is eligible to receive an option or SAR under the Plan, or (g) change the provisions of the Plan relating to eligibility.
          9. Employment Rights. Nothing in this Plan,or any modification thereof, and no grant of an option or SAR, or any term thereof, shall be deemed an agreement or condition of employment limiting the right of the Corporation or any Subsidiary to terminate the employment of, or to alter the terms of employment, services, responsibilities, duties or authority of any employee, or giving any employee a right to continue in the employ of the Corporation or any Subsidiary in order to become eligible for or entitled to exercise any option or SAR, in whole or in part, or for any other reason.
          10. Headings of Sections and Paragraphs. Headings of Sections and Paragraphs in this Plan are for convenience of reference only, and shall not be used in the construction or interpretation of the Plan.
          11. Number and Gender. Whenever appropriate, words used herein in the singular may include the plural, or the plural may be read as the singular, and the masculine may include the feminine.
          12.      Effective Date of the Plan.  The Plan shall become





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effective October 16, 1984, provided that no option or SAR granted under the
Plan on or after such date may be exercised unless and until the Plan has been approved by the holders of a majority of the shares of Common Stock of the Corporation outstanding and entitled to vote at a stockholders' meeting.

                                   Section II
                                 Option Program

        13. Eligibility. Options may be granted only to key employees of the Corporation or any Subsidiary.
       Subject to the foregoing, the Committee shall have full and final authority to determine the persons who are to be granted options under the Plan and the number of shares to be subject to each option; provided, however, that anything contained herein to the contrary notwithstanding, no employee of the Corporation or any Subsidiary who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation or any parent or Subsidiary shall be granted an option under this Plan.
        14. Types of Options: Incentive and Non-Qualified. An option granted under this Plan shall, as determined by the Committee, be either an incentive stock option conforming to the provisions of Section 422A of the Code or a non-qualified option.
        To the extent that the aggregate Fair Market Value (determined at the time the option is granted) of Stock with respect to which incentive stock options are exercisable for the first time by an optionee during any calendar year (under all stock option plans of the Corporation and its Subsidiaries) exceeds the maximum amount permitted by Section 422A of the Code (presently $100,000), such options shall be treated as options which are not incentive stock options.
       15. Price. The purchase price under each option will be determined by the Committee but will not be less than 100% of the Fair Market Value of the Stock at the time of the grant of the option. In no event shall the purchase price be less than the par






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value of the stock.
          16. Period of Option and Rights to Exercise. Each optionee must remain in the continuous employ of the Corporation and/or its Subsidiaries for one year from the date his option is granted before he can exercise any part thereof. Thereafter, subject to the provisions of this paragraph 16 and paragraphs 18 and 19 below, options granted under the Plan will be exercisable as follows:
                   (a) Each option will be exercisable 25% after one year from grant, 50% after two years from grant, 75% after three years from grant and 100% after four years from grant, except that the Committee may, when in its judgment circumstances warrant, authorize in writing the earlier exercise of options granted previously to the employee under the Plan. Any such earlier exercise shall be permitted only to the extent provided by and in accordance with the Committee's written authorization thereof, and in no event prior to one year from the date of grant. The preceding provisions of this subparagraph
(a) notwithstanding, in the event a Change in Control shall occur, each option which is then outstanding shall thereupon automatically become 100% exercisable.
                   (b) The right to exercise an option will expire upon the expiration date of the option as determined by the Committee at the time the option was granted, which date shall in no event be more than ten years from the date the option was granted; provided, however, that if an option is by its terms due to expire while the optionee is on an assignment which the Committee, in its sole discretion, determines to be "foreign service," the Committee, if it deems it proper and in the interest of the Corporation, and if the optionee agrees, may extend the term of the option to such date as the Committee shall determine, but not more than two years after the optionee's foreign service assignment ends.
                   (c) The right to purchase the shares included in each installment is cumulative; i.e., once such right has become exercisable it may be exercised in whole at any time or in part from time to time until the expiration of the option, whether or not any option previously granted to the optionee remains





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outstanding at the time of such exercise.
                   (d) The shares to be purchased upon each exercise of any option shall be paid for in full at the time of such exercise, such payment to be made in cash, in Common Stock of the Corporation owned by the optionee and having a Fair Market Value on the date of exercise equal to the aggregate purchase price of the shares of Common Stock to be purchased upon such exercise, or in a combination of Common Stock owned by the optionee and cash. When payment is made in whole or in part with shares of Common Stock owned by the optionee, such shares as are surrendered by the optionee shall be exchanged share for share for an equal number of the shares being issued upon the exercise of the option, but the aggregate Fair Market Value of such surrendered shares shall be credited against the aggregate purchase price of all of the shares with respect to which the option is then being exercised.
                   (e) If an optionee who has been granted SARs shall exercise one or more of such SARs, the options related to such SARs shall become non-exercisable and shall be surrendered to the Corporation.
                   Except as provided in paragraphs 18 and 19, no option may be exercised unless the optionee is then in the employ of the Corporation or any Subsidiary and shall have been continuously employed by one or more of the Corporation and its Subsidiaries since the grant of his option. Absence on leave approved by an officer of the Corporation or of any Subsidiary authorized to give such approval shall not be considered an interruption of employment for any purpose of the Plan.
          17. Non-Transferability of Option. No option granted under the Plan to an employee shall be transferable by him otherwise than by will or by the laws of descent and distribution, and such option shall be exercisable, during his lifetime, only by him.
          18. Termination of Employment. If an optionee shall have remained in the continuous employ of the Corporation and/or its Subsidiaries for one year from the date his option was granted and thereafter shall cease to be so employed:





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                   (a)       For any reason (other than disability or
retirement, as defined or described below, or death) he may, but only within the period of three months next succeeding such cessation of employment, exercise his option if and to the extent that he would have been entitled to exercise it had he remained in the employ of the Corporation or any Subsidiary during said three-month period.
                   (b) Because of his disability, as determined by the Committee in its sole discretion, he may, but only within the period of twelve months next succeeding such cessation of employment, exercise his option if and to the extent he would have been entitled to exercise it had he remained in the employ of the Corporation or any Subsidiary during said twelve-month period.
                   (c) Solely because of his retirement pursuant to a retirement plan to which the Corporation or any Subsidiary makes contributions and under which he is eligible for and has elected to receive retirement benefits commencing upon such cessation of employment, he may exercise his option if and to the extent he would have been entitled to do so had he remained in the employ of the Corporation or any Subsidiary until the option expiration date as last determined by the Committee. Notwithstanding the foregoing, if the option is an incentive stock option granted prior to July 26, 1990, the optionee may exercise his option only during the "permitted period" and only if and to the extent he would have been entitled to do so had he remained in the employ of the Corporation or any Subsidiary for three months following such cessation of employment. The "permitted period" shall commence with the day following his cessation of employment and shall end on the first to occur of the following:
                             (i)       The option expiration date as last
                             determined by the Committee; or
                             (ii) The date which is five years following such cessation of employment.
          19. Death of Optionee. In the event of the death of an optionee while in the employ of the Corporation or any Subsidiary,





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or within the period after cessation of employment during which the optionee may exercise his option in accordance with paragraph 18, the option theretofore granted to him shall continue to be exercisable for a period of up to one year following his death, but only if and to the extent that the optionee would have been entitled to exercise it if he had lived during said one-year period.
          20. Substitution or Assumption of Options. Notwithstanding any other provision of the Plan to the contrary, by action of the Board, the Corporation or any of its Subsidiaries may as an incident to or by reason of any corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, substitute new options on stock of the Corporation for options granted by another employer to its employee on stock of such employer or may assume options granted by another employer to its employees, at such purchase prices and under such conditions as may be permitted by Section 425(a) of the Code, and the Committee is hereby expressly authorized to take such action as may be required to effectuate any such issuance or assumption. Shares of the Corporation subject to any option so issued or assumed shall be charged against the total number of shares available for issuance under the Plan.

                                  Section III
                                  SAR Program

          21. Eligibility. SARs may be granted only to key employees who hold senior management positions with the Corporation or any Subsidiary (including officers who are also directors of the Corporation or any Subsidiary) and who are responsible for the management, operation and development of the enterprise. Subject to the foregoing, the Committee shall have full and final authority to determine the persons who are to be granted SARs and the number of SARs to be granted to each such person.
          22.      Grant of SARs.  SARs shall be granted by the Committee





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only in connection with and at the same time as non-qualified stock options granted pursuant to the Plan. Each SAR shall relate to a non- qualified option on one share of Common Stock which was granted under the Plan at the same time as the SAR (the related option) and shall expire at the earlier of the expiration date of the related option or the termination of employment for any reason other than death. The grant of an SAR shall be evidenced by a written agreement between the Corporation and the Grantee which shall contain the terms and conditions required by this Plan and such other terms and conditions not inconsistent therewith as the Committee may deem appropriate in each case.
          23. Exercise of SARs. Each Grantee must remain in the continuous employ of the Corporation or any Subsidiary for one year from the date his SARs are granted before he can exercise any part thereof. Thereafter, subject to the provisions of this paragraph and paragraph 27 below, the SARs will be exercisable as follows:
                   (a) SARs granted to an employee will be 25% exercisable after one year from grant, 50% after two years from grant, 75% after three years from grant, and 100% after four years from grant; provided, however, that notwithstanding the foregoing, in the event a Change in Control shall occur, all SARs which are then outstanding shall thereupon automatically become 100% exercisable.
                   (b) SARs which are exercisable pursuant to subparagraph (a) above may be exercised only during the period beginning on the third business day following the date of release of the statements of the Corporation's quarterly or annual financial results and ending on the twelfth business day following such date.
                   (c) The right to exercise SARs included in each installment is cumulative; i.e., once such right has become exercisable, it may be exercised, subject to subparagraph (b) above, in whole at any time or in part from time to time until the expiration of the SARs.
                   (d)       Except as provided in paragraph 27 below, no SAR





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may be exercised unless the grantee is then in the employ of the Corporation or any Subsidiary and shall have been continuously so employed since the grant of his SAR. Absence on leave approved by an officer of the Corporation authorized to give such approval shall not be considered an interruption of employment for any purpose of the Plan.
          24. Payment of SARs. Payments under the Plan shall be made (net of any applicable withholding taxes) wholly in cash or wholly in shares of Common Stock or partly in cash and partly in shares of Common Stock in such proportions as the Committee in its sole discretion shall determine. When payment is to be made wholly or partly in shares of Common Stock, such shares shall be valued for such purpose at their Fair Market Value on the date of the Grantee's exercise of the SAR; provided that in no instance shall a share of Common Stock be valued for payment purposes at less than the par value of such a share.
          25. Non-Transferability of SARs. No SARs granted under the Plan to an employee shall be transferable by him otherwise than by will or the laws of descent and distribution, and such SARs shall be exercisable, during his lifetime, only by him.
          26. Surrender of SAR. If a Grantee shall exercise a related option, the SAR to which such option related shall be automatically cancelled as of the date of such exercise, and such cancelled SAR shall not be available for issuance to the same or any other Grantee thereafter.
          27. Death. In the event of the death of a Grantee while in the employ of the Corporation, the SARs theretofore granted to him shall be exercisable within, but only within, the period of one year next succeeding his death, and in no event after the expiration of the related options, and then only if and to the extent that the Grantee would have been entitled to exercise the SARs if he had lived during said one-year period.





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                                   Section IV
                 Arrangements for Granting Options to Employees
                 Working in the United Kingdom of Great Britain
                              and Northern Ireland

          28. Notwithstanding any other provisions of the Plan, options may be granted under the Plan in accordance with the provisions of the Syntex 1987 U.K. Stock Option Scheme which forms part of the Plan and is set out in the appendix hereto.







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